UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective October 31, 2016, Bioanalytical Systems, Inc. (the “Company”) entered into a Fourth Forbearance Agreement and Fifth Amendment to Credit Agreement (the “Fourth Forbearance Agreement”) with Huntington National Bank (“Huntington Bank”). Pursuant to the Fourth Forbearance Agreement, Huntington Bank agreed to forbear from exercising its rights and remedies under the Company’s credit facility (the “Credit Agreement”) and from terminating the Company’s related swap agreement with respect to the Company’s non-compliance with applicable financial covenants under the Credit Agreement and any further non-compliance with such covenants during the Forbearance Period until January 31, 2017 (the “Forbearance Period”).

The terms of the Fourth Forbearance Agreement are materially consistent with the terms of the Third Forbearance Agreement and Fourth Amendment to Credit Agreement between the Company and Huntington Bank, effective September 30, 2016 (the “Third Forbearance Agreement”), except that the Fourth Forbearance Agreement (i) amends the maturity dates for the term and revolving loans under the Credit Agreement to January 31, 2017, (ii) requires the provision to Huntington Bank of certain cash flow forecasts, (iii) adds a minimum cash flow covenant, (iv) requires the Company to cause its consultant to provide Huntington Bank such information regarding its efforts as Huntington Bank reasonably requests; and (v) adds a requirement to deliver by November 15, 2016 a letter from the Company’s Board of Directors affirming that the Board of Directors has directed the management of the Company to seek out alternatives that will enable the Company to repay its indebtedness to Huntington Bank in full upon the expiration of the Forbearance Period. Consistent with the last of these requirements, the Company continues to pursue liquidity alternatives, including but not limited to, the potential disposition of certain of its assets and the sale of its West Lafayette facilities. In connection with its entry into the Fourth Forbearance Agreement, the Company agreed to reimburse Huntington Bank for certain legal fees and to pay a loan forbearance fee.

The foregoing description of the Fourth Forbearance Agreement is a summary only and is qualified in its entirety by reference to the Fourth Forbearance Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1	Fourth Forbearance Agreement and Fifth Amendment to Credit Agreement by and between Bioanalytical Systems, Inc. and Huntington National Bank, dated October 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: November 4, 2016	By:	/s/ Jill C. Blumhoff
Jill C. Blumhoff
Chief Financial Officer, Vice President of Finance

Exhibit Index

Exhibit No.	Description

10.1	Fourth Forbearance Agreement and Fifth Amendment to Credit Agreement by and between Bioanalytical Systems, Inc. and Huntington National Bank, dated October 31, 2016.